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EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                             TAUBER & BALSER, P.C.
                         Certified Public Accountants
                           3340 Peachtree Road, N.E.
                                   Suite 250
                               Atlanta, GA 30326


     We consent to the incorporation by reference of our report dated April 7, 2000 included in the December 31, 1999 Form 10-KSB for Halis, Inc. and into its previously filed Registration Statements No. 33-22588 on Form S-8 dated June 16, 1988; No. 33-22591 on Form S-8 dated June 16, 1988; No. 33-38257 on Form S-8 dated December 19, 1990; No. 33-38258 on Form S-8 dated December 19, 1990; No. 33-53702 on Form S-8 dated October 20, 1992; and No. 33-53704 on Form S-8 dated October 20, 1992.



/s/ Tauber & Balser, P.C.
    ---------------------
TAUBER & BALSER, P.C.
Atlanta, Georgia
April 24, 2000